                        SERIES C UNIT ISSUANCE AGREEMENT

     THIS SERIES C UNIT ISSUANCE AGREEMENT (this "Agreement") is entered into as of the 7th day of March, 2008, by and among ICM, Inc. a corporation organized and existing under the laws of Kansas ("ICM"), and Southwest Iowa Renewable
Energy, LLC, a limited liability company organized and existing under the laws of Iowa ("SIRE," and together with ICM, the "Parties" and each individually a
"Party").

                                    RECITALS

     WHEREAS, ICM holds Series C Units in SIRE pursuant to the terms of that certain Second Amended and Restated Operating Agreement of SIRE, as amended effective March 7, 2008 (the "Operating Agreement");

     WHEREAS, pursuant to that certain Promissory Note of SIRE dated the date hereof and payable to the order of Commerce Bank (the "Bridge Lender") in the maximum principal amount of up to $35,800,000.00 (as the same may from time to time be amended, modified, extended, renewed or restated, the "Bridge Note"), the Bridge Lender has agreed to make a term loan to SIRE in the maximum principal amount of up to $36,000,000) (as the same may from time to time be amended, modified, extended, renewed or restated, the "Bridge Loan") to finance a portion of the costs incurred or to be incurred by SIRE in connection with
SIRE's construction of an ethanol facility in Council Bluffs, Iowa (the
"Facility");

     WHEREAS, in connection with the transactions contemplated by the Bridge
Loan: (1) ICM has caused Intrust Bank, N.A. Bank (the "ICM L/C Bank") to issue its Irrevocable Letter of Credit No. 08SBLC0345 of even date herewith in the original face amount of $8,640,000 for the account of ICM and for the benefit of the Bridge Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "ICM L/C"); (2) ICM has executed and delivered to the ICM L/C Bank a Reimbursement Agreement of even date herewith
(as the same may from time to time be amended, modified, extended, renewed or restated, the "ICM Reimbursement Agreement") pursuant to which ICM is required to reimburse the ICM L/C Bank for all payments made by the ICM L/C Bank to the
Bridge Lender under or in respect of the ICM L/C; (3) Bunge has caused UMB Bank
(the "Bunge L/C Bank") to issue its Irrevocable Letter of Credit No. 08SBLC0345 of even date herewith in the original face amount of $27,360,000 for the account of Bunge and for the benefit of the Bridge Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Bunge L/C"); and
(4) Bunge has executed and delivered to the Bunge L/C Bank a Reimbursement
Agreement of even date herewith (as the same may from time to time be amended, modified, extended, renewed or restated, the "Bunge Reimbursement Agreement")
pursuant to which Bunge is required to reimburse the Bunge L/C Bank for all payments made by the Bunge L/C Bank to the Bridge Lender under or in respect of the Bunge L/C;

     WHEREAS, in connection with the transactions contemplated by this
Agreement, SIRE is undertaking a private placement of Units (as defined in the
Operating Agreement) pursuant to an exemption from registration under the
Securities Act of 1933 and the regulations promulgated thereunder (the "Private
Placement"); and

     WHEREAS, in order to induce ICM to cause the ICM L/C Bank to issue the ICM
L/C for the benefit of the Bridge Lender and in partial consideration for ICM causing the ICM L/C to be issued, SIRE has agreed to issue Series C Units to ICM upon the terms and subject to the conditions contained in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

     1. Issuance of Series C Units With Respect to L/C. If (a) the ICM L/C Bank
makes any payment to the Bridge Lender under or in respect of the ICM L/C or (b)
ICM makes any payment to the Bridge Lender which reduces amounts owed by SIRE under or in respect of the Bridge Loan when any such amounts become due and payable (whether such amounts consist of principal, interest, fees and/or other amounts) (and SIRE hereby agrees that ICM shall have the right to make any such payments for the account and benefit of SIRE at any time in ICM's sole and absolute discretion after such amounts become due and payable), then ICM shall notify SIRE in writing (the "L/C Payment Notice") of the making of, and the amount of, any such payments made by the ICM L/C Bank or ICM pursuant to (a) or
(b) above (each, a "Bridge Loan Payment") and SIRE shall immediately (but in no event later than three (3) business days following SIRE's receipt of the L/C
Payment Notice from ICM of the applicable Bridge Loan Payment) reimburse ICM for the amount of the Bridge Loan Payment (the "L/C Reimbursement Obligation") by
issuing to ICM (no later than three (3) business days following SIRE's receipt of the L/C Payment Notice from ICM of the applicable Bridge Loan Payment) that number of Series C Units which are determined by dividing the amount of the
Bridge Loan Payment contained in the L/C Payment Notice by the lesser of (y)
$3,000, or (z) one half (1/2) of the lowest purchase price paid by any party for a Unit who acquired (or who has entered into any agreement, instrument or document to acquire) such Unit after the date hereof but prior to the date of the Bridge Loan Payment as part of the Private Placement.. Any portion of the
L/C Reimbursement Obligation which is not paid or satisfied in full on or before the date which is three (3) business days following the date of SIRE's receipt of the L/C Payment Notice from ICM of the applicable Bridge Loan Payment shall bear interest from its due date until paid in full at a rate per annum equal to the lesser of (a) ___% per annum, and (b) the maximum rate allowable under applicable law. "LIBOR" means the daily average of interbank offered rates for
US Dollar deposits in the London market based on quotations at major banks, as published under the heading "London Interbank Offered Rates (LIBOR)" in the
"Money Rates" column of The Wall Street Journal for the one month maturity.

     2. Preemptive Right to Purchase Units. ICM shall have the right to purchase its Pro Rata Share of any Units that SIRE may from time to time issue after the date of this Agreement. ICM's "Pro Rata Share" for purposes of this right is the ratio of (a) the number of Series C Units any other Units of SIRE then owned by
ICM (and including any Series C Units which must be issued to ICM pursuant to either Section 1 or Section 2), and (b) the total number of Units of SIRE then outstanding. In addition to ICM's rights under the Operating Agreement, if SIRE

                                      -2-

proposes to issue any Units, it shall give ICM written notice of its intention to issue such Units (a "Unit Notice"), describing the purchase price and the general terms upon which SIRE proposes to issue such Units. ICM shall have ten
(10) business days from the date of actual receipt of any such Unit Notice to agree in writing to purchase up to its Pro Rata Share of Units upon the terms contained in the Notice. ICM shall exercise such right by giving written notice to SIRE and stating therein the quantity of Units to be purchased (not to exceed
ICM's Pro Rata Share). If ICM fails to so agree in writing within such ten (10)
day period to purchase ICM's full Pro Rata Share of any Units, then ICM shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such new Units that ICM did not so agree to purchase. The foregoing shall not preclude ICM from purchasing more than its Pro Rata Share of Units to the extent offered by SIRE.

     3. Representations of SIRE. SIRE hereby represents and warrants to ICM as follows: (a) the Units to be issued by SIRE pursuant to the terms of this
Agreement have been duly and validly authorized and, when issued to ICM pursuant to the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free of any security interest, other encumbrance or adverse claim and free of any statutory and contractual preemptive rights, rights of first refusal and similar rights; and (b) the execution, delivery and performance of this Agreement by SIRE, the issuance of the Units to ICM in accordance with the terms of this Agreement, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of SIRE under) (i) the Articles of
Organization of SIRE or the Operating Agreement, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which SIRE is a party or by which any of its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any decree, judgment or order applicable to SIRE or any of its properties.

     4. Covenants. SIRE covenants and agrees that:

     (a) its Board of Managers shall not allow, or propose to allow, any amendment, modification or change to SIRE's Articles of Organization or the
Operating Agreement, or enter into any other agreement or instrument, which is inconsistent with the terms of this Agreement, or that would otherwise limit the rights, privileges or preferences of ICM under the terms of this Agreement or the rights, privileges or preferences of the Units in existence under the
Operating Agreement as amended and restated on the date hereof;

     (b) in the event that (a) the Bunge L/C Bank makes any payment to the
Bridge Lender under or in respect of the Bunge L/C or (b) Bunge makes any payment to the Bridge Lender which reduces amounts owed by SIRE under or in respect of the Bridge Loan (whether such amounts consist of principal, interest, fees and/or other amounts) (and SIRE hereby agrees that Bunge shall have the right to make any such payments when any such amounts become due and payable for the account and benefit of SIRE at any time in Bunge's sole and absolute discretion

                                      -3-

after such amounts become due and payable), then SIRE shall either reimburse
Bunge for the amount of such payments (on a pro-rata basis with SIRE's payments of the L/C Reimbursement Obligation) or in lieu thereof issue to Bunge Series C
Units as set forth in that certain Series C Unit Issuance Agreement between SIRE and Bunge of even date herewith and SIRE shall not issue any other series of
Units to Bunge in connection with any such payments made by Bunge. SIRE may not amend such Series C Unit Issuance Agreement without the prior written consent of
ICM;

     (c) SIRE will use best efforts to raise funds in the Private Placement, or in such other form of equity or debt financing which SIRE's Board of Directors deems necessary, in an amount sufficient to pay off the Bridge Loan in full prior to its maturity and SIRE will use all funds received by SIRE pursuant to the Private Placement or such other equity or debt financing first to reduce amounts owed by SIRE under or in respect of the Bridge Loan;

     (d) SIRE shall pay to ICM a fee in an amount equal to 6% per annum
(computed on an actual day, 360 day year basis) of the undrawn face amount of the ICM L/C (the "Fee"). The Fee shall be due and payable on the maturity date of the Bridge Loan, or if later, on the date of the expiration or termination of the ICM L/C. SIRE shall also reimburse ICM for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, paid or incurred by ICM in connection with the transactions contemplated by this Agreement. ICM shall invoice SIRE for all such costs and expenses on a monthly basis. SIRE shall pay all invoices within ten (10) days of receipt by SIRE. Any amounts not paid by SIRE when due shall bear interest at a rate per annum equal to the lesser of (a) ___% per annum; and (b) the maximum rate allowable under applicable law; and

     (e) upon execution of this Agreement, and upon each issuance to ICM of
Units pursuant to the terms of this Agreement, counsel for SIRE shall deliver to
ICM a legal opinion in the form of Exhibit A attached hereto.

     5. Miscellaneous.

     (a) Amendment; Entire Agreement; No Third Party Beneficiaries. No
amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by duly authorized representatives of both the Parties. This
Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder.

     (b) Successors and Assigns. This Agreement shall not be assignable by either Party without the prior written consent of the other Party hereto.
Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

     (c) Notices. Any written notice, direction, instruction, request or other communication required or permitted under this Agreement shall be deemed to have been duly

                                      -4-

given on the date of receipt, and shall be either served personally or by facsimile to the Party to whom notices are to be given, or mailed to the Party to whom notices are to be given, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address stated opposite its name below, or at the most recent address specified by written notice given to the other Party in the manner provided in this
Section 5(c).

                 If to ICM:

                 ICM, Inc.
                 310 N. First St.
                 Colwich, KS 67030
                 Attn:  _______________
                 Facsimile: 316-796-0570

                 If to SIRE:

                 Southwest Iowa Renewable Energy, LLC
                 712 S. Hwy 6, PO Box 189
                 Oakland, IA 51560-0189
                 Attn: General Manager

                 with a copy to:

                 David E. Gardels, Esq.
                 Husch Blackwell Sanders LLP
                 1620 Dodge Street, Suite 2100
                 Omaha, NE 68102
                 Facsimile: (402) 964-5050

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

     (e) Injunctive Relief. In addition to its right to damages and any other right it may have, each Party hereto shall have the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach of or otherwise to specifically enforce this Agreement, it being agreed that money damages alone would be inadequate to compensate such Party and would be an inadequate remedy for such breach.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and the Parties hereto may execute this Agreement by signing any such counterpart.

                                      -5-

     (g) Publicity. No Party shall, without the approval of the other, make any press release or other public announcement concerning the existence of this
Agreement or the terms of this Agreement, except as and to the extent such Party determines that such action is advisable or required by law, in which case the other Party shall be advised and the Parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

            [The remainder of this page is intentionally left blank.]

                                      -6-

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                    Southwest Iowa Renewable Energy, LLC

                                    By: /s/ Mark Drake
                                        ------------------------------------
                                    Name: Mark Drake
                                    Title: President & CEO

                                    ICM, Inc.

                                    By:  /s/ Andrew J. Bulloch
                                         -----------------------------------
                                    Name: Andrew J. Bulloch
                                    Title: Vice-President - Finance

                                      -7-

                                    EXHIBIT A

                     OPINION OF HUSCH BLACKWELL SANDERS LLP

                                  March 7, 2008

ICM, Inc.
310 N. First St.
Colwich, KS 67030

     Re:  Series C Unit Issuance Agreement, dated March 7, 2008, by and among
          ICM, Inc. and Southwest Iowa Renewable Energy, LLC

Dear Ladies and Gentlemen:

     We have acted as counsel for Southwest Iowa Renewable Energy,  LLC, an Iowa limited  liability  company  ("SIRE"),  in connection with the execution of that certain Series C Unit Issuance Agreement, dated March 7, 2008, by and among ICM,
Inc. ("ICM") and SIRE (the  "Transaction  Document").  This opinion is delivered pursuant to Section 5(e) of the  Transaction  Document.  Capitalized  terms used herein without definition shall have the respective meanings ascribed to them in the Transaction Document.

     Section 1. In  rendering  this  opinion,  we have  reviewed  an original as signed,  or a copy of the original showing  signatures and identified to us as a true copy of the original as signed, of the Transaction Document.

     In rendering the following opinions,  as to factual matters that affect our opinions,  we have, with your approval,  relied on (and assumed the accuracy of)
certificates,  statements  and other  representations  of  officers  of SIRE and others including  certificates of public officials (the "Public Documents").  We have also reviewed the organizational  documents of SIRE, including its Articles of Organization, Amended and Restated Operating Agreement and such other matters as we have deemed appropriate to giving the opinions contained herein.

     Section  2.  Based on the  foregoing  and in  reliance  thereon  and on the assumptions and subject to the  qualifications and limitations set forth in this opinion, we are of the opinion that:

     2.1 SIRE is a limited liability company,  duly organized,  validly existing and in good standing under the laws of the State of Iowa.

     2.2 SIRE has the limited  liability  company  power and  authority to enter into the Transaction  Document and to consummate the  transactions  provided for therein.

     2.3 The  Transaction  Document  has  been  duly  authorized,  executed  and delivered by SIRE,  and is a valid and binding  agreement,  enforceable  against
SIRE in accordance with its terms.

     2.4 The  execution,  delivery and  performance  by SIRE of the  Transaction
Document is not in contravention of or in conflict with any term or provision of the Articles of  Organization  and Amended and Restated  Operating  Agreement of
SIRE or violate and will not violate any provision of any law, statute,  rule or regulation, to our knowledge, presently in effect having applicability to SIRE.

     2.5 To the best of our knowledge,  the execution,  delivery and performance by SIRE of the  Transaction  Document will not  constitute a material  breach or default under any material  agreements to which SIRE is a party.

     Section 3. Our  opinions are based on the  assumptions  (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

     3.1 We  express  no opinion as to any laws other than the laws of the State of Iowa. We express no opinion as to the effect on the  Transaction  Document of local law which shall include charters, ordinances,  administrative opinions and rules and regulations of cities,  counties,  towns,  municipalities  and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

     3.2 We have assumed for purposes of this opinion  that:  (a) the parties to the  Transaction  Document  other  than  SIRE  (the  "Other  Parties")  are duly organized,  validly  existing and in good standing with full power and authority to enter into, execute,  deliver and perform the Transaction  Document and their respective  obligations  thereunder;  (b) the Transaction Document has been duly authorized  by the Other  Parties and the Other  Parties have duly  executed and delivered the Transaction Document to which they are a signatory;  (c) the Other
Parties have satisfied those legal  requirements  that are applicable to each of them to the  extent  necessary  to make  the  Transaction  Document  enforceable against  each of them;  (d) the  Other  Parties  have  complied  with all  legal requirements  pertaining to each of their status as such status relates to their rights to enforce the Transaction Document against SIRE; (e) each natural person executing the Transaction Document is legally competent;  (f) all signatures are genuine,  the Transaction  Document submitted to us as original is authentic and any copies submitted to us conform to the original; (g) the Transaction Document
is  complete  (including,   without  limitation,  all  amendments  and  exhibits
thereto);  (h) any  certifications  dated  prior to  closing  remain  true as of closing;  (i) each Public  Document is accurate,  complete and authentic and all official  public  records are accurate and complete;  (j) there has not been any mutual mistake of fact or fraud,  duress or undue influence;  (k) the conduct of the parties to the  Transaction  Document has complied with any  requirement  of good faith,  fair  dealing and  conscionability;  (l) the Other  Parties and any agent acting for the Other Parties in connection with the  Transaction  Document have  acted  in good  faith  and  without  notice  of any  defense  against  the enforcement  of any rights  created  by, or  adverse  claim to any  property  or security interest  transferred or created as part of, the Transaction  Document;
and (m) there are no agreements or understandings among the parties,

written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define,  supplement or qualify the terms of the Transaction Document.

     3.3 Our opinions are subject to: (i) the effect of  applicable  bankruptcy, insolvency,  reorganization,  arrangement,  moratorium,  fraudulent  transfer or fraudulent  conveyance  and  other  similar  laws  affecting  creditor's  rights generally and judicially  developed  doctrines  relevant to any of the foregoing laws, such as substantive consolidation of entities; (ii) limitations imposed by equitable doctrines, including without limitation, limitations upon the specific
enforceability   of  provisions  of  the  Transaction   Document,   concepts  of
materiality,  reasonableness (including commercial reasonableness of the sale or disposition of collateral), good faith and fair dealing, and the availability of injunctive relief or other equitable remedies  (regardless whether considered in a proceeding in equity or at law); and (iii) judicial  discretion  regarding the determination  of damages and  entitlement  to attorneys'  fees and other costs.
Enforceability  of  certain  provisions  purporting  to waive  the  benefits  of statutory  provisions  or  constitutional  or common law rights or providing for indemnification,  exculpation or release may be limited or otherwise affected by limitations based on statutes,  case law or public policy.  The opinions in this letter do not include any opinion as to the  enforceability of (a) any choice of law provision; (b) a remedy under certain circumstances where another remedy has been elected;  and (c) the balance of the Transaction  Document,  where parts of the Transaction  Document may be unenforceable  under circumstances in which the unenforceable portion is an essential part of the agreed upon exchange.

     3.4 As to matters of fact, we have assumed all  representations of SIRE and the Other  Parties  in the  Transaction  Document  are true.  When an opinion is stated to be "to the best of our  knowledge"  or the  statement is made that "we have no knowledge," or other words of similar import appear,  the language means only that we have no actual  knowledge  to the contrary and does not indicate or imply any  investigation or inquiry,  of SIRE or others, on our part, other than our review of the  representations  and warranties  contained in the Transaction
Document.  For this purpose, "we" means only those attorneys within our firm who have done substantive work on this opinion.

     3.5 We express no opinion with respect to the  application or effect of the securities or environmental  laws,  regulations or codes of the State of Iowa or any other jurisdiction.

     3.6 We neither express nor imply any opinion as to the creation, perfection or  priority  of any  security  interest  or lien  against  the real or personal property of SIRE.

     3.7 This  opinion  is limited to the  matters  specifically  stated in this letter,  and no further  opinion is to be implied or may be inferred  beyond the opinions  specifically  stated herein.  Unless otherwise stated herein,  we have made no independent  investigation  regarding  factual matters.  This opinion is based  solely  on the  state of the law as of the date of this  opinion,  and we specifically  disclaim any  obligation  to monitor any of the matters  stated in this  opinion or to advise the persons  entitled to rely on this  opinion of any change in law or fact after the date of this  opinion  which might affect any of the opinions stated herein.

     This  opinion is rendered  solely for your benefit in  connection  with the execution  and  delivery  by SIRE of the  Transaction  Document,  and may not be
released to or relied upon by any other person or for any other purpose  without our prior written consent.

                                            Yours very truly,